UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2006

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

Sycamore Networks, Inc. (the "Company") has been notified that a shareholder derivative lawsuit was filed in the United States District Court, District of Delaware, on May 31, 2006 naming the Company as a nominal defendant and naming as defendants the Company's Board of Directors and certain current and former executive officers (the "D&O Defendants").

The complaint alleges that by engaging in certain transactions, including the back-dating and canceling and reissuing of certain stock options, the D&O Defendants breached their fiduciary duties to the Company and its shareholders, wasted corporate assets and violated Section 14(a) of the Securities Exchange Act of 1934. The complaint alleges that the D&O Defendants further breached their fiduciary duties by failing to rescind or reverse any of the stock option grants at issue. The complaint seeks monetary damages and the costs and disbursements of the action, among other things. The Company’s Board of Directors and management intend to review the allegations and respond appropriately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer
Vice President, Finance and Administration,
Secretary and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated: June 5, 2006